UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General

Each year, the Compensation and Management Development Committee (C&MD Committee) of the Board of Directors of AGL Resources Inc. sets base salary and target levels for annual incentive pay and long-term incentives for AGL Resources’ executive officers. It uses, among other things, survey data for comparable energy industry companies with annual revenues in excess of $4 billion, which data is provided by the C&MD Committee’s independent consultant.

Base Salary

On February 2, 2005, the C&MD Committee reviewed and set base salaries for executive officers. In reviewing base salaries, the C&MD Committee considered pay for comparable positions reported in the market data described above, tenure in position, increased scope of responsibilities in light of AGL Resources’ substantial growth in the previous year, performance, retention and other considerations. The base salary for the chairman, president and chief executive officer was increased from $675,000 to $750,000; the base salary for the executive vice president and chief financial officer was increased from $361,000 to $400,000; the base salary for the executive vice president, distribution operations was increased from $310,000 to $345,000; and the base salary for the senior vice president and general counsel was increased from $278,000 to $300,000. The base salary increases were approved by the C&MD Committee, but are not otherwise set forth in a written agreement between AGL Resources and the executives.

Annual Team Performance Incentive Plan

On February 2, 2005, the C&MD Committee also approved target annual incentive compensation opportunities, expressed as a percentage of annual base salary, for each of AGL Resources’ executive officers. AGL Resources’ annual incentive compensation program for the executive officers gives weight to corporate, business unit and individual performance. In addition, executive officers are eligible for an annual incentive award up to 200% of their individual target. For 2005, the target level of bonus is 75% for the chairman, president and chief executive officer (an increase from 67%) and ranges from 40 to 65% for all other executive officers (which previously ranged from 40 to 50%, depending upon position).

A description of the annual team performance incentive plan is attached as Exhibit 10.1 to this Current Report on Form 8-K, pursuant to Paragraph 10(iii) of Item 601 to Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Description of the Annual Team Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 8, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Senior Vice President, General Counsel and Chief Corporate Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Description of the Annual Team Performance Incentive Plan